Exhibit 10.4
This space reserved for Recorder’s use only.

OPEN-ENDED MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
AND LEASES AND FIXTURE FILING (ILLINOIS)

by and from

AMERENENERGY RESOURCES GENERATING COMPANY, “Mortgagor”

to

THE BANK OF NEW YORK TRUST COMPANY, N.A., in its capacity as Agent, “Agent”

Dated as of July 14, 2006

Location:	7800 S. Cilco Road
Municipality:	Bartonville
County:	Peoria
State:	Illinois
P.I.N. Nos.:	20-14-200-001, 20-14-200-002, 20-14-200-003

THE SECURED PARTY (MORTGAGEE) DESIRES THIS FIXTURE FILING
TO BE INDEXED AGAINST THE RECORD OWNER OF THE REAL ESTATE DESCRIBED
HEREIN.

PREPARED BY, RECORDING REQUESTED BY,
AND WHEN RECORDED MAIL TO:

AMERENENERGY RESOURCES GENERATING COMPANY
1901 Chouteau Avenue
St. Louis, Missouri 63103
Attention: Craig W. Stensland

OPEN-ENDED MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
AND LEASES AND FIXTURE FILING

THIS OPEN-ENDED MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING (ILLINOIS) (this “Mortgage”) is dated as of July 14, 2006, by and from AMERENENERGY RESOURCES GENERATING COMPANY, an Illinois corporation (“Mortgagor”), whose address is 1901 Chouteau Avenue, St. Louis, Missouri 63103, to THE BANK OF NEW YORK TRUST COMPANY, N.A., as collateral agent (in such capacity, “Agent”) for the Secured Parties as defined in the Collateral Agency Agreement (as defined below), having an address at 911 Washington Avenue, Suite 300, St. Louis, Missouri 63101 (Agent, together with its successors and assigns, “Mortgagee”).

WITNESSETH:

WHEREAS, Mortgagor, Agent and other Secured Parties have entered into that certain Collateral Agency Agreement dated as of July 14, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Agency Agreement”);

WHEREAS, as a condition to the extension of those certain loans, credit facilities, letters of credit and other financial accommodations to Mortgagor, the Secured Parties require, among other things, that Mortgagor enter into this Mortgage and grant to Mortgagee the liens and security interests referred to herein to secure the payment and performance of the Obligations (as defined in the Collateral Agency Agreement) of Mortgagor, including but not limited to the payment of the principal amount, together with interest thereon, of all present and future advances of money (including the reborrowing of principal previously repaid) made by the Mortgagee and the Secured Parties to the Mortgagor; and

WHEREAS, pursuant to the requirement set out above, Mortgagor wishes to mortgage and assign to Mortgagee its interest in the Mortgaged Property (as defined below) as security for the performance of the Obligations of Mortgagor.

NOW THEREFORE, in consideration of the foregoing recitals, which are incorporated into the operative provisions of this Mortgage by this reference, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, Mortgagor hereby represents and warrants to and covenants and agrees with Mortgagee as follows:

ARTICLE 1
DEFINITIONS

Section 1.1  Definitions. All capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Collateral Agency Agreement. As used herein, the following terms shall have the following meanings:

(a)  “Event of Default”: (1) The occurrence of an Event of Default under and as defined in the Collateral Agency Agreement; or (2) the default by Mortgagor in the observance or performance of any covenant, condition or agreement expressly set forth in this Mortgage and the continuance of such default unremedied for a period of thirty (30) days after written notice thereof shall have been given to Mortgagor by Mortgagee.

(b)  “Excluded Property”: Any and all property described in clauses 5 and 7 of the definition of “Mortgaged Property” which is not assignable without the prior consent, approval or other action by a third party, is otherwise subject to a restriction or prohibition on assignment or is subject to termination upon assignment.

(c)  “Mortgaged Property”: All of Mortgagor’s right, title and interest in and to (1) the fee interest in the real property described in Exhibit A attached hereto and incorporated herein by this reference, together with any greater estate therein as hereafter may be acquired by Mortgagor (the “Land”), (2) all improvements now owned or hereafter acquired by Mortgagor, now or at any time situated, placed or constructed upon the Land (the “Improvements”; the Land and Improvements are collectively referred to as the “Premises”), (3) all fixtures of every kind and type, including without limitation, materials, supplies, equipment, apparatus and other similar items now owned or hereafter acquired by Mortgagor and attached to or installed on any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the “Fixtures”), (4) all equipment (as defined in the UCC) constituting items of personal property and used in connection with the Mortgagor’s operations at the Premises (the “Personalty”), (5) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any person a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits, excluding, however, any thereof constituting Excluded Property (the “Leases”), (6) all of the rents, revenues, royalties, income, proceeds, profits and other benefits paid or payable by parties to the Leases for using, leasing, licensing possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the “Rents”), (7) all air rights, mineral rights, water rights, oil and gas rights, development rights, if any, together with all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, excluding, however, any thereof constituting Excluded Property, (8) all property tax refunds payable with respect to the Mortgaged Property (the “Tax Refunds”), (9) all accessions, replacements, additions, renewals and substitutions for any of the foregoing and all proceeds thereof (the “Proceeds”), (10) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Mortgagor (the “Insurance”), (11) all awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to any condemnation or other taking (or any purchase in lieu thereof) of all or any portion of the Land, Improvements, Fixtures or Personalty (the “Condemnation Awards”), and (12) to the extent assignable, all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to the Premises and Improvements, all construction, engineering, consulting, architectural and other similar contracts concerning the design and construction of the Premises and Improvements, all drawings, plans, specifications, and similar or related items relating to the Premises and Improvements, and all payment and performance bonds or warranties or guarantees relating to the foregoing (the “Permits, Plans and Warranties”). As used in this Mortgage, the term “Mortgaged Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

(d)  “Permitted Liens”: The following Liens, if any, (1) Liens securing the Obligations of Mortgagor hereunder and in the Collateral Agency Agreement; (2) Liens for taxes, assessments or governmental charges or levies on the Premises if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books; (3) Liens imposed by law, such as landlords’, wage earners’, carriers’, warehousemen’s and mechanics liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than sixty (60) days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books; (4) easements, reservations, rights-of-way, restrictions, survey exceptions and other similar encumbrances as to real property which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not materially interfere with the conduct of the business of Mortgagor conducted at the Premises; (5) Liens arising out of judgments or awards not exceeding $25,000,000 in aggregate for Mortgagor and its subsidiaries with respect to which appeals are being diligently pursued in good faith by appropriate proceedings, and, pending the determination of such appeals, such judgments or awards having been effectively stayed; (6) Liens approved by Mortgagee in writing; (7) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any property; (8) Liens securing obligations (other than obligations representing indebtedness for borrowed money) under operating reciprocal easements or similar arrangements entered into in the ordinary course of business; (9) undetermined Liens and charges incidental to construction; (10) Liens on any assets securing indebtedness (including capital leases) incurred or assumed for the purpose of financing or refinancing all or any part of the cost of acquiring or constructing such asset, provided that such Lien attaches to such asset concurrently with or within eighteen (18) months after the acquisition or completion of construction thereof; (11) Liens existing on any assets of any Person at the time such Person is merged or consolidated with or into the Mortgagor and not created in contemplation of such event; (12) Liens existing on any assets prior to the acquisition thereof and not created in contemplation thereof, provided that such Liens do not encumber any other property or assets; and (13) Liens arising out of the refinancing, extension, renewal or refunding of any indebtedness secured by any Lien permitted by any of the above clauses, provided that such indebtedness is not secured by any additional assets and the amount of indebtedness secured by any such Lien is not increased.

ARTICLE 2
GRANT

Section 2.1  Grant. To secure the full and timely payment of the Obligations, Mortgagor MORTGAGES, GRANTS, BARGAINS, ASSIGNS, SELLS, CONVEYS and CONFIRMS, to Mortgagee the Mortgaged Property, subject, however, only to the matters that are set forth on Exhibit B attached hereto (the “Permitted Encumbrances”) and to Permitted Liens, TO HAVE AND TO HOLD the Mortgaged Property to Mortgagee, and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee.

ARTICLE 3
WARRANTIES, REPRESENTATIONS AND COVENANTS

Mortgagor warrants, represents and covenants to Mortgagee as follows:

Section 3.1  Title to Mortgaged Property and Lien of this Instrument. Mortgagor has fee simple title to the Premises and good and marketable title to the other Mortgaged Property, in each case free and clear of any liens, claims or interests, except the Permitted Encumbrances and the Permitted Liens. Subject to the terms hereof, this Mortgage creates valid, enforceable first priority liens and security interests against the Mortgaged Property.

Section 3.2  Lien Status. Mortgagor shall preserve and protect the lien and security interest status of this Mortgage. If any lien or security interest other than a Permitted Encumbrance or a Permitted Lien is asserted against the Mortgaged Property, Mortgagor shall promptly, and at its expense, (a) give Mortgagee a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Collateral Agency Agreement.

Section 3.3  Inspection. Mortgagor shall permit Mortgagee and its respective agents, representatives and employees, upon reasonable prior notice to Mortgagor, to inspect the

Mortgaged Property, as Mortgagee may reasonably require, provided that such inspections and studies shall not materially interfere with the use and operation of the Mortgaged Property.

Section 3.4  Insurance; Insurance Proceeds and Condemnation Awards.

(a)  Insurance. Mortgagor shall maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to the Mortgaged Property against loss or damage of the kinds, and subject to such deductibles and self-insurance, customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses. Each such policy of insurance shall name Mortgagee as the loss payee (or, in the case of liability insurance, an additional insured) thereunder for the ratable benefit of the Secured Parties, and shall provide for at least thirty (30) days’ prior written notice of any material modification or cancellation of such policy. In addition to the foregoing, if any portion of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (or any amendment or successor act thereto), then Mortgagor shall maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount sufficient to comply with all applicable rules and regulations promulgated pursuant to such Act.

(b)  Insurance Proceeds. Mortgagor assigns to Mortgagee all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property. Mortgagor shall give Mortgagee prompt notice of any loss covered by insurance. Mortgagee shall have the exclusive right to adjust any losses claimed under any such insurance policies in excess of $10,000,000 (or any amount after the occurrence and during the continuation of an Event of Default) (a “Material Award”) in a manner reasonably acceptable to Mortgagor. Any Material Award received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) shall be paid over to Mortgagee to be held in trust for the benefit of Mortgagor and shall be released to Mortgagor on a percentage completion basis for the repair, replacement or restoration of the Mortgaged Property, all in accordance with customary construction escrow procedures. Any amount received from such insurance policies that is not a Material Award shall be paid to and may be retained by Mortgagor. Any excess Material Award remaining after such repair, replacement or restoration shall be released to the Mortgagor, provided that if an Event of Default shall have occurred and be continuing, such excess shall be applied as a prepayment of the Obligations. Any such repair, replacement or restoration shall be effected with reasonable promptness.

(c)  Condemnation Awards. Mortgagor assigns all Condemnation Awards to Mortgagee and authorizes Mortgagee to collect and receive such Condemnation Awards and to give proper receipts and acquittances therefor. Any amount received as an award for eminent domain that is not a Material Award shall be paid to and may be retained by Mortgagor. Any such amount that is a Material Award shall be held in trust for the benefit of Mortgagor and shall be released to Mortgagor on a percentage completion basis for the repair, replacement or restoration of the Mortgaged Property, all in accordance with customary construction escrow procedures. Any excess Material Award remaining after such repair, replacement or restoration shall be released to the Mortgagor, provided that if an Event of Default shall have occurred and be continuing, such excess shall be applied as a prepayment of the Obligations.

Section 3.5  Use Violations. Except as may be expressly permitted by the terms of the Collateral Agency Agreement or this Mortgage, Mortgagor shall not use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of the Mortgaged Property in any manner which violates in any material respect any applicable laws, or will invalidate any insurance coverage required to be carried hereunder. Mortgagor shall not commit or permit any waste of the

Mortgaged Property or any part thereof. Mortgagor shall not abandon the Mortgaged Property or leave the Mortgaged Property unprotected, unguarded, vacant or deserted, and shall not allow any of the Mortgaged Property to be misused, abused or wasted, or to deteriorate (ordinary wear and tear excepted).

Section 3.6  Maintenance, Repair and Restoration. Mortgagor shall keep the Mortgaged Property in good condition, order, repair and operating condition (ordinary wear and tear excepted) appropriate for comparable properties of similar construction, causing all necessary repairs, alterations, renewals, replacements, additions, betterments and improvements to be made promptly thereto. Subject to the terms hereof and of the Collateral Agency Agreement, Mortgagor shall promptly repair, restore or rebuild (or cause the same to be done) any of the Mortgaged Property which may become damaged or be destroyed from any cause whatsoever and pay when due all claims for labor performed and materials furnished therefore; provided, however, Mortgagor shall not be required to repair, restore, or rebuild any of the Mortgaged Property not then used or useful in connection with the operations of Mortgagor conducted on the Mortgaged Property (“Obsolete Property”). To the extent any damage to Obsolete Property was caused by a casualty or condemnation, any award received in connection therewith that is not a Material Award may be retained by Mortgagor and any award that is a Material Award shall be applied as a prepayment of the indebtedness.

Section 3.7  Permitted Exceptions; Compliance. With respect to the Permitted Encumbrances and the Permitted Liens, Mortgagor shall (a) timely observe and perform all covenants and obligations contained therein and (b) not take any action or fail to take any action if the taking of such action or the failure to take such action would cause a default thereunder (beyond applicable notice and cure periods as set forth therein).

Section 3.8  Taxes. Mortgagor shall pay all ad valorem real estate taxes levied against the Mortgaged Property except to the extent Mortgagor is contesting such taxes in good faith, by appropriate proceedings, and with respect to which adequate reserves have been recorded in accordance with generally accepted accounting principles.

ARTICLE 4
DEFAULT AND FORECLOSURE

Section 4.1  Remedies. Upon the occurrence and during the continuance of an Event of Default, to the extent permitted by applicable law and the Collateral Agency Agreement, Mortgagee may, at Mortgagee’s election, (without additional notice or demand except as required by law) exercise any or all of the following rights, remedies and recourses:

(a)  Entry on Mortgaged Property. Enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon. If Mortgagor remains in possession of the Mortgaged Property following the occurrence and during the continuance of an Event of Default and without Mortgagee’s prior written consent, Mortgagee may invoke any legal remedies to dispossess Mortgagor.

(b)  Operation of Mortgaged Property. Hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions of Section 4.7.

(c)  Foreclosure and Sale. Institute proceedings for the complete foreclosure of this Mortgage by judicial action, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels. With respect to any notices required or permitted under the UCC, Mortgagor agrees that ten (10) days’ prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor. Mortgagee or any of the other Secured Parties may be a purchaser at such sale. If Mortgagee or such other Secured Party is the highest bidder, Mortgagee or such other Secured Party may credit the portion of the purchase price that would be distributed to Mortgagee or such other Secured Party against the Obligations in lieu of paying cash. In the event this Mortgage is foreclosed by judicial action, appraisement of the Mortgaged Property is waived.

(d)  Receiver. Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Obligations, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 4.7.

(e)  Other. Exercise all other rights, remedies and recourses granted by this Mortgage and the Collateral Agency Agreement or otherwise available at law or in equity.

Section 4.2  Separate Sales. To the extent permitted by applicable law, the Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee in its sole discretion may elect. The right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

Section 4.3  Remedies Cumulative, Concurrent and Nonexclusive. Mortgagee shall have all rights, remedies and recourses granted hereunder and in the Collateral Agency Agreement and available at law or equity (including the UCC), which rights (a) shall be cumulated and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Mortgagee in the enforcement of any rights, remedies or recourses hereunder, under the Collateral Agency Agreement or otherwise at law or equity shall be deemed to cure any Event of Default.

Section 4.4  Release of and Resort to Collateral. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced hereby or its status as a first and prior lien and security interest in and to the Mortgaged Property. For payment of the Obligations, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.

Section 4.5  Waiver of Redemption, Notice and Marshalling of Assets. To the extent permitted by applicable law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of any election by Mortgagee to exercise or the actual exercise of any right, remedy or recourse provided for hereunder and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

Section 4.6  Discontinuance of Proceedings. If Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted hereunder and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee, shall have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Mortgagee thereafter to exercise any right, remedy or recourse hereunder or under the Collateral Agency Agreement for such Event of Default.

Section 4.7  Application of Proceeds. The proceeds of any sale of the Mortgaged Property shall be applied by Mortgagee (or the receiver, if one is appointed) in accordance with the terms of the Collateral Agency Agreement.

Section 4.8  Occupancy After Foreclosure. Any sale of the Mortgaged Property or any part thereof in accordance with Section 4.1(c) will divest all right, title and interest of Mortgagor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Mortgagor retains possession of such property or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

Section 4.9  Additional Advances and Disbursements; Costs of Enforcement.

(a)  Upon the occurrence and during the continuance of any Event of Default, Mortgagee shall have the right, but not under any circumstances the obligation, to cure such Event of Default in the name and on behalf of Mortgagor. All sums advanced and expenses incurred at any time by Mortgagee under this Section 4.9, or otherwise under this Mortgage, the Collateral Agency Agreement or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the highest rate at which interest is then computed on any portion of the Obligations, and all such sums, together with interest thereon, shall be secured by this Mortgage. Mortgagee is hereby empowered to enter and to authorize others to enter upon the Premises or the Improvements or any part thereof for the purpose of curing such Event of Default without having any obligation to so cure and without thereby becoming liable to Mortgagor, to any person in possession holding under Mortgagor or to any other person.

(b)  Mortgagor shall pay all expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Mortgage, or the enforcement, compromise or settlement of the Obligations or any claim under this Mortgage, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise.

Section 4.10  No Mortgagee in Possession. Neither the enforcement of any of the remedies under this Article 4, the assignment of the Rents and Leases under Article 5, the security interests under Article 6, nor any other remedies afforded to Mortgagee, at law or in equity shall cause Mortgagee or any other Secured Party to be deemed or construed to be a mortgagee in possession of the Mortgaged Property until the taking of actual possession by Mortgagee, to obligate Mortgagee or any other Secured Party to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

Section 4.11  Limitation by Law. All rights, remedies and powers provided in this Mortgage may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Mortgage are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Mortgage invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

Section 4.12  Filing Proofs of Claim. Filing Proofs of Claim. In case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Mortgagor, Mortgagee shall, to the extent permitted by law, be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Mortgagee allowed in such proceedings for the Obligations secured by this Mortgage at the date of the institution of such proceedings and for any interest accrued, late charges and additional interest or other amounts due or that may become due and payable hereunder after such date.

ARTICLE 5
ASSIGNMENT OF RENTS AND LEASES

Section 5.1  Assignment. In furtherance of and in addition to the assignment made by Mortgagor in Section 2.1 of this Mortgage, Mortgagor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Mortgagee all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing, Mortgagor shall have a revocable license from Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Mortgagor, the license herein granted shall automatically expire and terminate, without notice to Mortgagor by Mortgagee (any such notice being hereby expressly waived by Mortgagor to the extent permitted by applicable law). Mortgagor hereby irrevocably authorizes and directs each tenant, if any, and each successor, if any, to the interest of any tenant under any Lease, respectively, to rely upon any notice of a claimed Event of Default sent by Mortgagee to any such tenant or any of such tenant's successors in interest, and thereafter to pay Rents to Mortgagee without any obligation or right to inquire as to whether an Event of Default actually exists and even if some notice to the contrary is received from the Mortgagor, who shall have no right or claim against any such tenant or successor in interest for any such Rents so paid to Mortgagee. Each tenant or any of such tenant's successors in interest from whom Mortgagee or any officer, agent, attorney or employee of Mortgagee shall have collected any Rents, shall be authorized to pay Rents to Mortgagor only after such tenant or any of their successors in interest shall have received written notice from Mortgagee that the Event of Default is no longer continuing, unless and until a further notice of an Event of Default is given by Mortgagee to such tenant or any of its successors in interest.

Section 5.2  Perfection Upon Recordation. Mortgagor acknowledges that upon recordation of this Mortgage Mortgagee shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases. Mortgagor acknowledges and agrees that upon recordation of this Mortgage Mortgagee’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to Mortgagor and all third parties following recovery of possession of the Mortgaged Property by Mortgagee. For purposes of this Section 5.2, “possession” shall mean any one of the following to the extent permitted by applicable law: (a) actual possession of the Mortgaged Property or (b) taking affirmative actions to gain possession of the Mortgaged Property that would constitute constructive possession of the Mortgaged Property such as court authorization to collect Rents or appointment of a receiver. To the extent permitted by applicable law, Mortgagee shall have the right to collect Rents without taking possession of the Mortgaged Property.

Section 5.3  Bankruptcy Provisions. Without limitation of the absolute nature of the assignment of the Rents hereunder, Mortgagor and Mortgagee agree that (a) this Mortgage shall constitute a “security agreement” for purposes of Section 552(b) of Title 11 of the United States Code (the “Bankruptcy Code”), (b) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

Section 5.4  No Merger of Estates. So long as part of the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Mortgagee, any tenant or any third party by purchase or otherwise.

ARTICLE 6
SECURITY AGREEMENT

Section 6.1  Security Interest. This Mortgage constitutes a “security agreement” on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Leases, Rents, Tax Refunds, Proceeds, Insurance and Condemnation Awards. To this end, Mortgagor grants to Mortgagee a security interest in all of its right, title and interest in the Personalty, Fixtures, Leases, Rents, Tax Refunds, Proceeds, Insurance, Condemnation Awards and all other Mortgaged Property which is personal property to secure the payment of the Obligations, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Personalty, Fixtures, Leases, Rents, Tax Refunds, Proceeds, Insurance and Condemnation Awards sent to Mortgagor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Mortgagor.

Section 6.2  Financing Statements. Mortgagor shall prepare and deliver to Mortgagee such financing statements, and shall execute and deliver to Mortgagee such other documents, instruments and further assurances, in each case in form and substance satisfactory to Mortgagee, as necessary or as Mortgagee may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee’s security interest hereunder. Mortgagor hereby irrevocably authorizes Mortgagee to cause financing statements (and amendments thereto and continuations thereof) and any such documents, instruments and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Mortgagor represents and warrants to Mortgagee that Mortgagor’s jurisdiction of organization is the State of Illinois. After the date of this Mortgage, Mortgagor shall not change its name, type of organization, organizational identification number (if any), jurisdiction of organization or location (within the meaning of the UCC) without giving at least thirty (30) days’ prior written notice to Mortgagee.

Section 6.3  Fixture Filing. This Mortgage shall also constitute a “fixture filing” for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. The information provided in this Section 6.3 is provided so that this Mortgage shall comply with the requirements of the UCC for a mortgage instrument to be filed as a financing statement. Mortgagor is the “Debtor” and its name and mailing address are set forth in the preamble of this Mortgage immediately preceding Article 1. Mortgagee is the “Secured Party” and its name and mailing address from which information concerning the security interest granted herein may be obtained are also set forth in the preamble of this Mortgage immediately preceding Article 1. A statement describing the portion of the Mortgaged Property comprising the fixtures hereby secured is set forth in Section 1.1(b) of this Mortgage. Mortgagor represents and warrants to Mortgagee that Mortgagor is the record owner of the Mortgaged Property (subject to Permitted Liens and Permitted Encumbrances), the employer identification number of the Debtor (Mortgagor) is 75-2991836 and the organizational identification number of the Debtor (Mortgagor) is 61910417.

ARTICLE 7
MISCELLANEOUS

Section 7.1  Notices. Any notice required or permitted to be given under this Mortgage shall be given in accordance with the Collateral Agency Agreement.

Section 7.2  Covenants Running with the Land. All Obligations contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, “Mortgagor” shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property. All persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of this Mortgage and the Collateral Agency Agreement; provided, however, that no such party shall be entitled to any rights thereunder without the prior written consent of Mortgagee.

Section 7.3  Attorney-in-Fact. Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, with full authority in the place and stead of Mortgagor and in the name of Mortgagor or otherwise (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect Mortgagee’s interest, if Mortgagor shall fail to do so within ten (10) days after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Tax Refunds, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare and file or record financing statements and continuation statements, and to prepare, execute and file or record applications for registration and like papers necessary to create, perfect or preserve Mortgagee’s security interests and rights in or to any of the Mortgaged Property, and (d) after the occurrence and during the continuance of any Event of Default, to perform any obligation of Mortgagor hereunder; provided, however, that (1) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (2) any sums advanced by

Mortgagee in such performance shall be added to and included in the Obligations and shall bear interest at the highest rate at which interest is then computed on any portion of the Obligations; (3) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (4) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this Section 7.3.

Section 7.4  Successors and Assigns. This Mortgage shall be binding upon and inure to the benefit of Mortgagee, the other Secured Parties and Mortgagor and their respective successors and assigns. Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder.

Section 7.5  No Waiver. Any failure by Mortgagee to insist upon strict performance of any of the terms, provisions or conditions of this Mortgage shall not be deemed to be a waiver of same, and Mortgagee shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

Section 7.6  Collateral Agency Agreement. If any conflict or inconsistency exists between this Mortgage and the Collateral Agency Agreement, the Collateral Agency Agreement shall govern.

Section 7.7  Release or Reconveyance. Upon payment in full of the Obligations or upon a sale or other disposition of the Mortgaged Property permitted by the Collateral Agency Agreement, Mortgagee, at Mortgagor’s request and expense, shall release the liens and security interests created by this Mortgage or assign this Mortgage to a third party designated by Mortgagor.

Section 7.8  Waiver of Stay, Moratorium and Similar Rights. Mortgagor agrees, to the extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the Obligations secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee or any other Secured Party.

Section 7.9  Applicable Law. The provisions of this Mortgage shall be governed by the laws of the State of Illinois.

Section 7.10  Headings. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

Section 7.11  Severability. If any provision of this Mortgage shall be held by any court of competent jurisdiction to be unlawful, void or unenforceable for any reason, such provision shall be deemed severable from and shall in no way effect the enforceability and validity of the remaining provisions of this Mortgage.

Section 7.12  Entire Agreement. This Mortgage and the Collateral Agency Agreement embody the entire agreement and understanding between Mortgagor and Mortgagee relating to the subject matter hereof and thereof and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Collateral Agency Agreement and this Mortgage may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

Section 7.13  Mortgagee as Agent; Successor Agents.

(a)  Agent has been appointed to act as Mortgagee hereunder by the other Secured Parties. Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of the Mortgaged Property) in accordance with the terms of the Collateral Agency Agreement and this Mortgage. Mortgagor and all other persons shall be entitled to rely on releases, waivers, consents, approvals, notifications and other acts of Agent, without inquiry into the existence of required consents or approvals of the Secured Parties therefor.

(b)  Mortgagee shall at all times be the same person that is Agent under the Collateral Agency Agreement. Written notice of resignation by Agent pursuant to the Collateral Agency Agreement shall also constitute notice of resignation as Agent under this Mortgage. Removal of Agent pursuant to any provision of the Collateral Agency Agreement shall also constitute removal as Agent under this Mortgage. Appointment of a successor Agent pursuant to the Collateral Agency Agreement shall also constitute appointment of a successor Agent under this Mortgage. Upon the acceptance of any appointment as Agent by a successor Agent under the Collateral Agency Agreement, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent as the Mortgagee under this Mortgage, and the retiring or removed Agent shall promptly (i) assign and transfer to such successor Agent all of its right, title and interest in and to this Mortgage and the Mortgaged Property, and (ii) execute and deliver to such successor Agent such assignments and amendments and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Agent of the liens and security interests created hereunder, whereupon such retiring or removed Agent shall be discharged from its duties and obligations under this Mortgage. After any retiring or removed Agent’s resignation or removal hereunder as Agent, the provisions of this Mortgage and the Collateral Agency Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Mortgage while it was Agent hereunder.

Section 7.14  Releases. At the request of Mortgagor in writing, Agent shall release from this Mortgage portions of the Mortgaged Property as permitted by the Collateral Agency Agreement in each such instance.

Section 7.15  Waiver of Trial by Jury. To the fullest extent permitted by applicable law, Mortgagor and Mortgagee each hereby irrevocably and unconditionally waive trial by jury in any action, claim, suit or proceeding relating to this Mortgage and for any counterclaim brought therein.

ARTICLE 8
LOCAL LAW PROVISIONS

Section 8.1  Inconsistencies. In the event of any inconsistencies between the terms and conditions of this Article 8 and the other provisions of this Mortgage, the terms and conditions of this Article 8 shall control and be binding.

Section 8.2  Maximum Principal Sum. The Obligations are to be secured by other mortgages and deeds of trust on other real estate in other counties and other states. Each and all of such mortgages and deeds of trust are intended to and shall constitute security for the entire Obligations represented by the Obligations without allocation. Notwithstanding anything herein to the contrary, it is agreed that the maximum amount of Obligations secured by this Mortgage, including all advancements, at any one time shall not exceed $500,000,000.

Section 8.3  In Rem Proceedings. Supplementing Section 4.1 hereof, mortgage foreclosures and other In Rem proceedings against Mortgagor may be brought in Peoria County, Illinois or any federal court of competent jurisdiction in Illinois.

Section 8.4  Future Advances; Revolving Credit. The Secured Parties are obligated under the terms of the Credit Agreement or the Additional Debt Documents to make advances as provided therein, and Mortgagor acknowledges and intends that all such advances, including future advances whenever hereafter made, shall be a lien from the time this Mortgage is recorded, as provided in Section 15-1302(b)(1) of the Act (as hereinafter defined). That portion of the Obligations which comprises the principal amount then outstanding of the loans under the Credit Agreement constitutes revolving credit indebtedness secured by a mortgage on real property, pursuant to the terms and conditions of 205 ILCS 5/5d. Mortgagor covenants and agrees that this Mortgage shall secure the payment of all loans and advances made pursuant to the terms and provisions of the Credit Agreement and the Additional Debt Documents, whether such loans and advances are made as of the date hereof or at any time in the future, and whether such future advances are obligatory or are to be made at the option of Mortgagee or otherwise (but not advances or loans made more than 20 years after the date hereof), to the same extent as if such future advances were made on the date of the execution of this Mortgage and although there may be no advances made at the time of the execution of this Mortgage and although there may be no other indebtedness outstanding at the time any advance is made. The lien of this Mortgage shall be valid as to all Obligations, including future advances, from the time of its filing of record in the office of the Recorder of Deeds of the County in which the Mortgaged Property is located. The total amount of the Obligations may increase or decrease from time to time, but the total unpaid principal balance of the Obligations (including disbursements which Mortgagee may make under this Mortgage or any other document or instrument evidencing or securing the Obligations) at any time outstanding shall not exceed the amount referred to in Section 8.2 of this Mortgage. This Mortgage shall be valid and shall have priority over all subsequent liens and encumbrances, including statutory liens except taxes and assessments levied on the Mortgaged Property, to the extent of the maximum amount secured hereby.

Section 8.5  Illinois Mortgage Foreclosure Law. It is the intention of Mortgagor and Mortgagee that the enforcement of the terms and provisions of this Mortgage shall be accomplished in accordance with the Illinois Mortgage Foreclosure Law (the “Act”), 735 ILCS 15-1101, et seq., and with respect to such Act Mortgagor agrees and covenants that:

(a)  Mortgagor and Mortgagee shall have the benefit of all of the provisions of the Act, including all amendments thereto which may become effective from time to time after the date hereof. In the event any provision of the Act which is specifically referred to herein may be repealed, Mortgagee shall have the benefit of such provision as most recently existing prior to such repeal, as though the same were incorporated herein by express reference;

(b)  Wherever provision is made in this Mortgage for insurance policies to bear mortgage clauses or other loss payable clauses or endorsements in favor of Mortgagee, or to confer authority upon Mortgagee to settle or participate in the settlement of losses under policies of insurance or to hold and disburse or otherwise control use of insurance proceeds, from and after the entry of judgment of foreclosure, all such rights and powers of Mortgagee shall continue in Mortgagee as judgment creditor or mortgagee until confirmation of sale;

(c)  All advances, disbursements and expenditures made or incurred by Mortgagee before and during a foreclosure, and before and after judgment of foreclosure, and at any time prior to sale, and, where applicable, after sale, and during the pendency of any related proceedings, for the following purposes, in addition to those otherwise authorized by this Mortgage or the Collateral Agency

Agreement or by the Act (collectively “Protective Advances”), shall have the benefit of all applicable provisions of the Act.

All Protective Advances shall be so much additional indebtedness secured by this Mortgage, and shall become immediately due and payable without notice and with interest thereon from the date of the advance until paid at the rate of interest payable under the terms of the Collateral Agency Agreement.

This Mortgage shall be a lien for all Protective Advances as to subsequent purchasers and judgment creditors from the time this Mortgage is recorded pursuant to Subsection (b)(5) of Section 15-1302 of the Act.

(d)  In addition to any provision of this Mortgage authorizing the Mortgagee to take or be placed in possession of the Mortgaged Property, or for the appointment of a receiver, Mortgagee shall have the right, in accordance with Sections 15-1701 and 15-1702 of the Act, to be placed in possession of the Mortgaged Property or at its request to have a receiver appointed, and such receiver, or Mortgagee, if and when placed in possession, shall have, in addition to any other powers provided in this Mortgage, all rights, powers, immunities, and duties as provided for in Sections 15-1701 and 15-1703 of the Act; and

(e)  Mortgagor acknowledges that the Mortgaged Property does not constitute agricultural real estate, as said term is defined in Section 15-1201 of the Act or residential real estate as defined in Section 15-1219 of the Act. Pursuant to Section 15-1601(b) of the Act, Mortgagor hereby waives any and all right of redemption.

Section 8.6  Variable Rate; Additional Interest.  This Mortgage secures the full and timely payment of the Obligations, including, among other things, the obligation to pay interest on the unpaid principal balance at a variable rate of interest as provided in the Credit Agreement and the Additional Debt Documents.

Section 8.7  Incorporation by Reference. In connection with its appointment and acting hereunder, Mortgagee is entitled to all rights, privileges, protections, immunities, benefits and indemnities provided to it under the Collateral Agency Agreement.

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IN WITNESS WHEREOF, Mortgagor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

MORTGAGOR:	AMERENENERGY RESOURCES GENERATING COMPANY,
an Illinois corporation

By: /s/ Jerre E. Birdsong
Name: Jerre E. Birdsong
Title: Vice President and Treasurer

S-1

STATE OF MISSOURI  )
                                                       ) ss.:
COUNTY OF ST. LOUIS            )

I, Carla J. Flynn, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that Jerre E. Birdsong, personally known to me to be the Vice President and Treasurer of AMERENENERGY RESOURCES GENERATING COMPANY, an Illinois corporation, whose name is subscribed to the within instrument, appeared before me this day in person and severally acknowledged that as such Vice President and Treasurer he signed and delivered the said instrument as Vice Present and Treasurer of said corporation as his free and voluntary act and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

GIVEN under my hand and Notarial Seal, this 14th day of July, A.D. 2006.

_/s/_Carla J. Flynn_______________________
Notary Public
My Commission Expires: 4-20-2010

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EXHIBIT A

LEGAL DESCRIPTION

The permanent tax index numbers for the Land are 20-14-200-001; 20-14-200-002; and 20-14-200-003.

Legal Description of premises located in Peoria County, Illinois:

[See Attached Page(s) For Legal Description]

Exh. A-1

EXHIBIT B

PERMITTED ENCUMBRANCES

Those exceptions set forth in Schedule B of that certain policy of title insurance issued to Mortgagee by Chicago Title Insurance Company on or about the date hereof pursuant to policy number 450154825 dated July 14, 2006.

Exh. B-1